UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2020

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRRT	N/A *

* On December 23, 2019, CARBO Ceramic Inc.’s common stock began trading on the OTCQB marketplace.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of CARBO Ceramics Inc. (the “Company”) recently completed an evaluation process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee invited several firms to participate in that process and, following review of proposals received from firms that participated in that process, recommended to the Board, and on January 21, 2020 (the “Determination Date”) the Board approved, the engagement of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, replacing Ernst & Young LLP (“EY”).

The engagement of Weaver as the Company’s independent registered public accounting firm and the dismissal of EY from such role is expected to be effective on or about the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2019 with the Securities and Exchange Commission (the “SEC”) and upon Weaver’s formal acceptance of the engagement pending its receipt of the internal approvals necessary at that time.

The reports of EY on the audited consolidated financial statements of the Company for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2018 and 2017, and through the Determination Date, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference thereto in its reports on the audited consolidated financial statements of the Company for such years.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the disclosures it is making herein and requested that EY furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of EY’s letter to the SEC dated January 27, 2020 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the years ended December 31, 2018 and 2017, and through the Determination Date, neither the Company, nor anyone on its behalf, consulted Weaver regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the audited consolidated financial statements of the Company, and no written report was provided to the Company nor oral advice was provided that Weaver concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated January 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 27, 2020
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer